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                                                                    EXHIBIT 23.2

CONSENT OF DELOITTE & TOUCHE LLP

We consent to the use in this Registration Statement of LSI Logic on Amendment No. 1 to Form S-4 of our report dated January 18, 2001 (March 26, 2001 as to
Note 18), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated January 18, 2001 (March 26, 2001 as to Note
18), relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP

San Jose, California
April 23, 2001